Exhibit 99.1

(Furnished herewith)

,
News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Net Income of $1.065 Billion for Fourth Quarter, $5.027 Billion for Fiscal Year

●	2025 results highlight resilient performance in the face of difficult market conditions
●	Outlook for small ag and construction and forestry improves as large ag remains subdued
●	Full-year 2026 earnings are projected to be between $4.00 billion and $4.75 billion

MOLINE, Illinois (November 26, 2025) — Deere & Company reported net income of $1.065 billion for the fourth quarter ended November 2, 2025, or $3.93 per share, compared with net income of $1.245 billion, or $4.55 per share, for the quarter ended October 27, 2024. For fiscal year 2025, net income attributable to Deere & Company was $5.027 billion, or $18.50 per share, compared with $7.100 billion, or $25.62 per share, in fiscal 2024.

Worldwide net sales and revenues increased 11%, to $12.394 billion, for the fourth quarter of 2025 and decreased 12%, to $45.684 billion, for the full year. Net sales were $10.579 billion for the quarter and $38.917 billion for the year, compared with $9.275 billion and $44.759 billion in fiscal 2024, respectively.

“This past year brought its share of challenges and uncertainty, but thanks to the structural improvements we’ve made and the diverse customer segments and geographies we serve, we were able to achieve our best results yet for this point in the cycle,” said John May, chairman and CEO of John Deere. “Our continued commitment to delivering customer value and focusing on operational efficiency enabled us to remain resilient and demonstrate the strength of our business.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2026 is forecasted to be in a range of $4.00 billion to $4.75 billion.

“Looking ahead, we believe 2026 will mark the bottom of the large ag cycle,” May stated. “While ongoing margin pressures from tariffs and persistent challenges in the large ag sector remain, our commitment to inventory management and cost control, coupled with expected growth in small agriculture & turf and construction & forestry, positions us to effectively manage the business and seize emerging opportunities as market conditions begin to recover.”

Deere & Company	Fourth Quarter			Full Year
$ in millions, except per share amounts	2025	2024	% Change	2025	2024	% Change
Net sales and revenues	$12,394	$11,143	11%	$45,684	$51,716	-12%
Net income	$1,065	$1,245	-14%	$5,027	$7,100	-29%
Fully diluted EPS	$3.93	$4.55		$18.50	$25.62

Results for the presented periods were affected by special items. See Note 2 of the financial statements for further details. The cost of additional tariffs for each segment is included in the “Production costs” and “Other” categories below.

Production & Precision Agriculture	Fourth Quarter
$ in millions	2025	2024	% Change
Net sales	$4,740	$4,305	10%
Operating profit	$604	$657	-8%
Operating margin	12.7%	15.3%

Production & Precision Agriculture sales increased for the quarter due to higher shipment volumes and favorable price realization. Operating profit decreased primarily due to higher production costs, higher tariffs, and special items described in Note 2, partially offset by price realization and higher shipment volumes / sales mix.

Production & Precision Agriculture Operating Profit

Fourth Quarter 2025 Compared to Fourth Quarter 2024

$ in millions

Small Agriculture & Turf	Fourth Quarter
$ in millions	2025	2024	% Change
Net sales	$2,457	$2,306	7%
Operating profit	$25	$234	-89%
Operating margin	1.0%	10.1%

Small Agriculture & Turf sales increased for the quarter due to higher shipment volumes. Operating profit decreased due to higher tariffs, warranty expenses, and production costs.

Small Agriculture & Turf Operating Profit

Fourth Quarter 2025 Compared to Fourth Quarter 2024

$ in millions

Construction & Forestry	Fourth Quarter
$ in millions	2025	2024	% Change
Net sales	$3,382	$2,664	27%
Operating profit	$348	$328	6%
Operating margin	10.3%	12.3%

Construction & Forestry sales increased for the quarter due to higher shipment volumes. Operating profit increased primarily due to higher shipment volumes / sales mix, partially offset by increased production costs driven by higher tariffs and special items described in Note 2.

Construction & Forestry Operating Profit

Fourth Quarter 2025 Compared to Fourth Quarter 2024

$ in millions

Financial Services	Fourth Quarter
$ in millions	2025	2024	% Change
Net income	$293	$173	69%

Financial Services net income for the quarter was higher due to favorable financing spreads, special items described in Note 2, and a lower provision for credit losses.

Industry Outlook for Fiscal 2026
Agriculture & Turf
U.S. & Canada:
Large Ag	Down 15 to 20%
Small Ag & Turf	Flat to up 5%
Europe	Flat to up 5%
South America (Tractors & Combines)	Flat
Asia	Down ~5%

Construction & Forestry
U.S. & Canada:
Construction Equipment	Flat to up 5%
Compact Construction Equipment	Flat to up 5%
Global Forestry	Flat
Global Roadbuilding	Flat

Deere Segment Outlook for Fiscal 2026		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Down 5 to 10%	+1.5%	~ +1.5%
Small Ag & Turf	Up ~10%	+1.0%	~ +2.0%
Construction & Forestry	Up ~10%	+1.0%	~ +3.0%

Financial Services	Net Income	~ $830

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the section entitled “Company Outlook & Summary,” “Industry Outlook for Fiscal 2026,” “Deere Segment Outlook for Fiscal 2026,” and “Condensed Notes to Consolidated Financial Statements” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risks, and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect all lines of the company’s operations generally while others could more heavily affect a particular line of business.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Except as required by law, the company expressly disclaims any obligation to update or revise its forward-looking statements. Many factors, risks, and uncertainties could cause actual results to differ materially from these forward-looking statements. Among these factors are risks related to:

●	the agricultural business cycle, which can be unpredictable and is affected by factors such as farm income, international trade, world grain stocks, crop yields, available farm acres, soil conditions, prices for commodities and livestock, input costs, governmental farm programs, availability of transport for crops as well as adverse macroeconomic conditions, including unemployment, inflation, interest rate volatility, changes in consumer practices due to slower economic growth or a recession, and regional or global liquidity constraints
●	the uncertainty of government policies and actions with respect to the global trade environment including increased and proposed tariffs announced by the U.S. government, and retaliatory trade regulations
●	political, economic, and social instability in the geographies in which the company operates, including the ongoing war between Russia and Ukraine and the conflicts in the Middle East
●	worldwide demand for food and different forms of renewable energy impacting the price of farm commodities and consequently the demand for the company’s equipment
●	rationalization, restructuring, relocation, expansion and/or reconfiguration of manufacturing and warehouse facilities
●	accurately forecasting customer demand for products and services and adequately managing inventory

●	uncertainty of the company’s ability to sell products domestically or internationally, manage increased costs of production, absorb or pass on increased pricing, and accurately predict financial results and industry trends
●	availability and price of raw materials, components, and whole goods
●	delays or disruptions in the company’s supply chain
●	changes in climate patterns, unfavorable weather events, and natural disasters
●	suppliers’ and manufacturers’ business practices and compliance with laws applicable to topics such as human rights, safety, environmental, and fair wages
●	higher interest rates and currency fluctuations which could adversely affect the U.S. dollar, customer confidence, access to capital, and demand for the company’s products and solutions
●	ability to adapt in highly competitive markets, including understanding and meeting customers’ changing expectations for products and solutions, including delivery and utilization of precision technology
●	the ability to execute business strategies, including the company’s Smart Industrial Operating Model and Leap Ambitions
●	dealer practices and their ability to manage new and used inventory, distribute the company’s products, and to provide support and service for precision technology solutions
●	the ability to realize anticipated benefits of acquisitions and joint ventures, including challenges with successfully integrating operations and internal control processes
●	negative claims or publicity that damage the company’s reputation or brand
●	the ability to attract, develop, engage, and retain qualified employees
●	the impact of workforce reductions on company culture, employee retention and morale, and institutional knowledge
●	labor relations and contracts, including work stoppages and other disruptions
●	security breaches, cybersecurity attacks, technology failures, and other disruptions to the company’s information technology infrastructure and products
●	leveraging artificial intelligence and machine learning within the company’s business processes
●	changes to existing laws and regulations, including the implementation of new, more stringent laws, as well as compliance with a variety of U.S., foreign and international laws, regulations, and policies relating to, but not limited to the following: advertising, anti-bribery and anti-corruption, anti-money laundering, antitrust, consumer finance, cybersecurity, data privacy, encryption, environmental (including climate change and engine emissions), farming, foreign exchange controls and cash repatriation restrictions, foreign ownership and investment, health and safety, human rights, import / export and trade, labor and employment, tariffs, product liability, tax, telematics, and telecommunications
●	governmental and other actions designed to address climate change in connection with a transition to a lower-carbon economy
●	warranty claims, post-sales repairs or recalls, product liability litigation, and regulatory investigations because of the deficient operation of the company’s products
●	investigations, claims, lawsuits, or other legal proceedings, including the lawsuit filed by the Federal Trade Commission (FTC) and the Attorneys General of the States of Arizona, Illinois, Michigan, Minnesota, and Wisconsin alleging that the company unlawfully withheld self-repair capabilities from farmers and independent repair providers
●	loss of or challenges to intellectual property rights

Further information concerning the company or its businesses, including factors that could materially affect the company’s financial results, is included in the company’s filings with the SEC (including, but not limited to, the factors discussed in Item 1A. “Risk Factors” of the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q). There also may be other factors that the company cannot anticipate or that are not described herein because the company does not currently perceive them to be material.

DEERE & COMPANY

FOURTH QUARTER 2025 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Years Ended
	November 2	October 27%		November 2	October 27%
	2025	2024	Change	2025	2024	Change
Net sales and revenues:
Production & Precision Ag net sales	$4,740	$4,305	+10	$17,311	$20,834	-17
Small Ag & Turf net sales	2,457	2,306	+7	10,224	10,969	-7
Construction & Forestry net sales	3,382	2,664	+27	11,382	12,956	-12
Financial Services revenues	1,548	1,522	+2	5,821	5,782	+1
Other revenues	267	346	-23	946	1,175	-19
Total net sales and revenues	$12,394	$11,143	+11	$45,684	$51,716	-12

Operating profit: *
Production & Precision Ag	$604	$657	-8	$2,671	$4,514	-41
Small Ag & Turf	25	234	-89	1,207	1,627	-26
Construction & Forestry	348	328	+6	1,028	2,009	-49
Financial Services	374	231	+62	1,114	889	+25
Total operating profit	1,351	1,450	-7	6,020	9,039	-33
Reconciling items **	68	43	+58	266	155	+72
Income taxes	(354)	(248)	+43	(1,259)	(2,094)	-40
Net income attributable to Deere & Company	$1,065	$1,245	-14	$5,027	$7,100	-29

*      Operating profit is income from continuing operations before corporate expenses, certain external interest expenses, certain foreign exchange gains and losses, and income taxes. Operating profit of Financial Services includes the effect of interest expense and foreign exchange gains and losses.

**     Reconciling items are primarily corporate expenses, certain interest income and expenses, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months and Years Ended November 2, 2025 and October 27, 2024

(In millions of dollars and shares except per share amounts) Unaudited

	Three Months Ended		Years Ended
	2025	2024	2025	2024
Net Sales and Revenues
Net sales	$10,579	$9,275	$38,917	$44,759
Finance and interest income	1,515	1,551	5,748	5,759
Other income	300	317	1,019	1,198
Total	12,394	11,143	45,684	51,716

Costs and Expenses
Cost of sales	7,944	6,571	28,159	30,775
Research and development expenses	681	626	2,311	2,290
Selling, administrative and general expenses	1,276	1,232	4,663	4,840
Interest expense	762	870	3,170	3,348
Other operating expenses	307	326	1,124	1,257
Total	10,970	9,625	39,427	42,510

Income of Consolidated Group before Income Taxes	1,424	1,518	6,257	9,206
Provision for income taxes	354	248	1,259	2,094

Income of Consolidated Group	1,070	1,270	4,998	7,112
Equity in loss of unconsolidated affiliates	(10)	(28)		(24)

Net Income	1,060	1,242	4,998	7,088
Less: Net loss attributable to noncontrolling interests	(5)	(3)	(29)	(12)
Net Income Attributable to Deere & Company	$1,065	$1,245	$5,027	$7,100

Per Share Data
Basic	$3.94	$4.57	$18.55	$25.73
Diluted	3.93	4.55	18.50	25.62
Dividends declared	1.62	1.47	6.48	5.88
Dividends paid	1.62	1.47	6.33	5.76

Average Shares Outstanding
Basic	270.3	272.6	270.9	276.0
Diluted	271.1	273.6	271.7	277.1

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of November 2, 2025 and October 27, 2024

(In millions of dollars) Unaudited

	2025	2024
Assets
Cash and cash equivalents	$8,276	$7,324
Marketable securities	1,411	1,154
Trade accounts and notes receivable – net	5,317	5,326
Financing receivables – net	44,575	44,309
Financing receivables securitized – net	6,831	8,723
Other receivables	2,403	2,545
Equipment on operating leases – net	7,600	7,451
Inventories	7,406	7,093
Property and equipment – net	8,079	7,580
Goodwill	4,188	3,959
Other intangible assets – net	892	999
Retirement benefits	3,273	2,921
Deferred income taxes	2,284	2,086
Other assets	3,461	2,906
Assets held for sale		2,944
Total Assets	$105,996	$107,320

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$13,796	$13,533
Short-term securitization borrowings	6,596	8,431
Accounts payable and accrued expenses	13,909	14,543
Deferred income taxes	434	478
Long-term borrowings	43,544	43,229
Retirement benefits and other liabilities	1,710	2,354
Liabilities held for sale		1,827
Total liabilities	79,989	84,395

Redeemable noncontrolling interest	51	82

Stockholders’ Equity
Total Deere & Company stockholders’ equity	25,950	22,836
Noncontrolling interests	6	7
Total stockholders’ equity	25,956	22,843
Total Liabilities and Stockholders’ Equity	$105,996	$107,320

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Years Ended November 2, 2025 and October 27, 2024

(In millions of dollars) Unaudited

	2025	2024
Cash Flows from Operating Activities
Net income	$4,998	$7,088
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	296	310
Depreciation and amortization	2,229	2,118
Impairments and other adjustments	41	125
Share-based compensation expense	151	208
Credit for deferred income taxes	(288)	(294)
Changes in assets and liabilities:
Receivables related to sales	1,084	421
Inventories	(275)	788
Accounts payable and accrued expenses	(251)	(1,040)
Accrued income taxes payable/receivable	(136)	(123)
Retirement benefits	(865)	(227)
Other	475	(143)
Net cash provided by operating activities	7,459	9,231

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	26,480	25,162
Proceeds from maturities and sales of marketable securities	486	832
Proceeds from sales of equipment on operating leases	1,917	1,929
Cost of receivables acquired (excluding receivables related to sales)	(26,340)	(28,816)
Acquisitions of businesses, net of cash acquired	(101)
Purchases of marketable securities	(703)	(1,055)
Purchases of property and equipment	(1,360)	(1,640)
Cost of equipment on operating leases acquired	(2,868)	(3,162)
Collections of receivables from unconsolidated affiliates	507
Loans to unconsolidated affiliates	(109)
Collateral on derivatives – net	182	413
Other	(148)	(127)
Net cash used for investing activities	(2,057)	(6,464)

Cash Flows from Financing Activities
Net payments in short-term borrowings (original maturities three months or less)	(2,539)	(1,856)
Proceeds from borrowings issued (original maturities greater than three months)	13,161	18,096
Payments of borrowings (original maturities greater than three months)	(12,264)	(13,232)
Repurchases of common stock	(1,138)	(4,007)
Dividends paid	(1,720)	(1,605)
Other	(79)	(113)
Net cash used for financing activities	(4,579)	(2,717)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	77	(37)

Net Increase in Cash, Cash Equivalents, and Restricted Cash	900	13
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	7,633	7,620
Cash, Cash Equivalents, and Restricted Cash at End of Year	$8,533	$7,633

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Consolidated Financial Statements
(In millions of dollars) Unaudited
(1)	Acquisitions

In 2025, the company acquired several small-scale businesses to advance the capabilities of the company’s existing technology offerings, providing customers with a more comprehensive set of tools to generate and use data to make decisions aimed at improving profitability, efficiency, and sustainability. In addition, the company acquired the remaining ownership interest of an equity method investment. The combined purchase price consideration for these acquisitions was $115 million, consisting of $101 million cash, net of cash acquired, and $14 million loan forgiven. The businesses were assigned to the Production & Precision Agriculture (PPA), Small Agriculture & Turf (SAT), and Construction & Forestry (CF) segments. Most of the purchase price for these acquisitions was allocated to goodwill and intangible assets.

(2)	Special Items

Litigation Accrual

In the fourth quarter of 2025, the company increased the total accrued losses on unresolved legal matters in connection with a consolidated multidistrict class action antitrust lawsuit by $95 million pretax ($75 million after-tax) which was included in “Selling, administrative and general expenses.”

Impairment of Intangible Assets

In the third quarter of 2025, the company recorded a non-cash impairment charge of $61 million pretax ($49 million after-tax), primarily related to the trade name and customer relationship assets of external overseas battery operations. Of this amount, $53 million was recorded in “Selling, administrative and general expenses” and $8 million in “Cost of sales.” This is presented in “Impairments and other adjustments” in the statements of consolidated cash flows. The impairment resulted from slowing external demand for batteries, which indicated that it is probable future cash flows would not cover the carrying value of the assets.

Discrete Tax Items

In the first quarter of 2025, the company recorded favorable net discrete tax items primarily due to tax benefits of $110 million related to the realization of foreign net operating losses from the consolidation of certain subsidiaries and $53 million from an adjustment to an uncertain tax position of a foreign subsidiary.

Banco John Deere S.A.

In 2024, the company entered into an agreement with a Brazilian bank, Banco Bradesco S.A. (Bradesco), for Bradesco to invest and become 50% owner of the company’s wholly-owned subsidiary in Brazil, Banco John Deere S.A. (BJD). BJD finances retail and wholesale loans for agricultural, construction, and forestry equipment. The transaction is intended to reduce the company’s incremental risk as it continues to grow in the Brazilian market. The company deconsolidated BJD upon completion of the transaction in February 2025. The company accounts for its investment in BJD using the equity method of accounting and results of its operations are reported in “Equity in income (loss) of unconsolidated affiliates” within the Financial Services segment. The company reports investments in unconsolidated affiliates and receivables from unconsolidated affiliates in “Other assets” and “Other receivables,” respectively.

BJD was reclassified as held for sale in 2024, resulting in a net loss of $59 million pretax and after-tax due to the establishment of a $97 million valuation allowance on the assets held for sale and a $38 million reversal of allowance for credit losses. In the first quarter of 2025, a gain of $32 million pretax and after-tax was recorded in “Selling, administrative and general expenses” related to a decrease in valuation allowance. The valuation allowance changes are presented in “Impairments and other adjustments” in the statements of consolidated cash flows. No significant gain or loss was recognized upon completion of the transaction. The equity interest in BJD was valued at $362 million at the deconsolidation date.

Legal Settlements

The company reached legal settlements concerning patent infringement claims. As a result of these settlements, in the fourth quarter of 2024, the company recognized a total of $57 million pretax gain ($45 million after-tax) in “Other Income,” providing a benefit of $17 million to PPA and $40 million to CF. These settlements resolve the disputes without any admission of liability by the parties involved. The company believes that these settlements enhance its ability to protect its intellectual property and reinforce its commitment to innovation and technological advancement.

Impairment of Investment in Unconsolidated Affiliate

In the fourth quarter of 2024, the company recorded a non-cash charge of $28 million pretax and after-tax in “Equity in income (loss) of unconsolidated affiliates” for an other than temporary decline in value of an investment recorded in SAT. This is presented in “Impairments and other adjustments” in the statements of consolidated cash flows.

Employee-Separation Programs

In the third quarter of 2024, the company implemented employee-separation programs for the company’s salaried workforce in several geographic areas, including the United States, Europe, Asia, and Latin America. The programs’ main purpose was to help meet the company’s strategic priorities while reducing overlap and redundancy in roles and responsibilities. The programs were largely involuntary in nature with the expense recorded when management committed to a plan, the plan was communicated to the employees, and the employees were not required to provide service beyond the legal notification period. For the limited voluntary employee-separation programs, the expense was recorded in the period in which the employee irrevocably accepted a separation offer.

The programs’ pretax expenses recorded for the periods ended October 27, 2024, by operating segment were as follows in millions of dollars:

	Three Months					Fiscal Year
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
Cost of sales	$3	$2			$5	$21	$11	$8		$40
Research and development expenses	3	3	$1		7	22	9	2		33
Selling, administrative and general expenses	9	9	1	$1	20	34	23	12	$10	79
Total operating profit decrease	$15	$14	$2	$1	32	$77	$43	$22	$10	152
Non-operating profit expenses*					1					5
Total					$33					$157

* Relates primarily to corporate expenses.

Summary of 2025 and 2024 Special Items

The following table summarizes the operating profit impact, in millions of dollars, of the special items recorded for the three months and fiscal years ended November 2, 2025, and October 27, 2024:

	Three Months					Fiscal Years
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
2025 Expense (benefit):
Litigation accrual	$47	$24	$24		$95	$47	$24	$24		$95
Impairment						28	17	16		61
BJD measurement									$(32)	(32)
Total expense (benefit)	47	24	24		95	75	41	40	(32)	124
2024 Expense (benefit):
Legal settlements	(17)		(40)		(57)	(17)		(40)		(57)
Impairment		28			28		28			28
Employee-separation programs	15	14	2	$1	32	77	43	22	10	152
BJD measurement				44	44				59	59
Total expense (benefit)	(2)	42	(38)	45	47	60	71	(18)	69	182
Period over period change	$49	$(18)	$62	$(45)	$48	$15	$(30)	$58	$(101)	$(58)
(3)	The consolidated financial statements represent the consolidation of all the company’s subsidiaries.

The supplemental consolidating data in Note 4 to the financial statements is presented for informational purposes. Equipment operations represent the enterprise without Financial Services. Equipment operations include the company’s Production & Precision Agriculture operations, Small Agriculture & Turf operations, Construction & Forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services. Transactions between the equipment operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

DEERE & COMPANY

(4) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENTS OF INCOME

For the Three Months Ended November 2, 2025 and October 27, 2024

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2025	2024	2025	2024	2025	2024	2025	2024
Net Sales and Revenues
Net sales	$10,579	$9,275					$10,579	$9,275
Finance and interest income	169	154	$1,500	$1,569	$(154)	$(172)	1,515	1,551	[1]
Other income	242	274	171	117	(113)	(74)	300	317	[2,3,4]
Total	10,990	9,703	1,671	1,686	(267)	(246)	12,394	11,143

Costs and Expenses
Cost of sales	7,950	6,578			(6)	(7)	7,944	6,571	[4]
Research and development expenses	681	626					681	626
Selling, administrative and general expenses	1,095	946	183	288	(2)	(2)	1,276	1,232	[4]
Interest expense	91	83	716	828	(45)	(41)	762	870	[1]
Interest compensation to Financial Services	109	131			(109)	(131)			[1]
Other operating expenses	16	54	396	337	(105)	(65)	307	326	[3,4,5]
Total	9,942	8,418	1,295	1,453	(267)	(246)	10,970	9,625

Income before Income Taxes	1,048	1,285	376	233			1,424	1,518
Provision for income taxes	269	187	85	61			354	248

Income after Income Taxes	779	1,098	291	172			1,070	1,270
Equity in income (loss) of unconsolidated affiliates	(12)	(29)	2	1			(10)	(28)

Net Income	767	1,069	293	173			1,060	1,242
Less: Net loss attributable to noncontrolling interests	(5)	(3)					(5)	(3)
Net Income Attributable to Deere & Company	$772	$1,072	$293	$173			$1,065	$1,245

1 Elimination of intercompany interest income and expense.

2 Elimination of equipment operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of income and expenses between equipment operations and Financial Services related to intercompany guarantees of investments in certain international markets.

4 Elimination of intercompany service revenues and fees.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENTS OF INCOME

For the Years Ended November 2, 2025 and October 27, 2024

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2025	2024	2025	2024	2025	2024	2025	2024
Net Sales and Revenues
Net sales	$38,917	$44,759					$38,917	$44,759
Finance and interest income	521	596	$5,768	$6,035	$(541)	$(872)	5,748	5,759	[1]
Other income	821	1,006	521	458	(323)	(266)	1,019	1,198	[2,3,4]
Total	40,259	46,361	6,289	6,493	(864)	(1,138)	45,684	51,716

Costs and Expenses
Cost of sales	28,190	30,803			(31)	(28)	28,159	30,775	[4]
Research and development expenses	2,311	2,290					2,311	2,290
Selling, administrative and general expenses	3,856	3,791	815	1,059	(8)	(10)	4,663	4,840	[4]
Interest expense	372	396	2,923	3,182	(125)	(230)	3,170	3,348	[1]
Interest compensation to Financial Services	414	640			(414)	(640)			[1]
Other operating expenses	(29)	133	1,439	1,354	(286)	(230)	1,124	1,257	[3,4,5]
Total	35,114	38,053	5,177	5,595	(864)	(1,138)	39,427	42,510

Income before Income Taxes	5,145	8,308	1,112	898			6,257	9,206
Provision for income taxes	1,020	1,887	239	207			1,259	2,094

Income after Income Taxes	4,125	6,421	873	691			4,998	7,112
Equity in income (loss) of unconsolidated affiliates	(17)	(29)	17	5				(24)

Net Income	4,108	6,392	890	696			4,998	7,088
Less: Net loss attributable to noncontrolling interests	(29)	(12)					(29)	(12)
Net Income Attributable to Deere & Company	$4,137	$6,404	$890	$696			$5,027	$7,100

1 Elimination of intercompany interest income and expense.

2 Elimination of equipment operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of income and expenses between equipment operations and Financial Services related to intercompany guarantees of investments in certain international markets.

4 Elimination of intercompany service revenues and fees.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

As of November 2, 2025 and October 27, 2024

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2025	2024	2025	2024	2025	2024	2025	2024
Assets
Cash and cash equivalents	$6,340	$5,615	$1,936	$1,709			$8,276	$7,324
Marketable securities	217	125	1,194	1,029			1,411	1,154
Receivables from Financial Services	4,649	3,043			$(4,649)	$(3,043)			[6]
Trade accounts and notes receivable – net	1,316	1,257	5,900	6,225	(1,899)	(2,156)	5,317	5,326	[7]
Financing receivables – net	88	78	44,487	44,231			44,575	44,309
Financing receivables securitized – net	1	2	6,830	8,721			6,831	8,723
Other receivables	1,809	2,193	658	427	(64)	(75)	2,403	2,545	[7]
Equipment on operating leases – net			7,600	7,451			7,600	7,451
Inventories	7,406	7,093					7,406	7,093
Property and equipment – net	8,047	7,546	32	34			8,079	7,580
Goodwill	4,188	3,959					4,188	3,959
Other intangible assets – net	892	999					892	999
Retirement benefits	3,181	2,839	94	83	(2)	(1)	3,273	2,921	[8]
Deferred income taxes	2,507	2,262	46	43	(269)	(219)	2,284	2,086	[9]
Other assets	2,218	2,194	1,244	715	(1)	(3)	3,461	2,906
Assets held for sale				2,944				2,944
Total Assets	$42,859	$39,205	$70,021	$73,612	$(6,884)	$(5,497)	$105,996	$107,320

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$414	$911	$13,382	$12,622			$13,796	$13,533
Short-term securitization borrowings	1	2	6,595	8,429			6,596	8,431
Payables to Equipment Operations			4,649	3,043	$(4,649)	$(3,043)			[6]
Accounts payable and accrued expenses	12,757	13,534	3,116	3,243	(1,964)	(2,234)	13,909	14,543	[7]
Deferred income taxes	347	434	356	263	(269)	(219)	434	478	[9]
Long-term borrowings	8,756	6,603	34,788	36,626			43,544	43,229
Retirement benefits and other liabilities	1,646	2,250	66	105	(2)	(1)	1,710	2,354	[8]
Liabilities held for sale				1,827				1,827
Total liabilities	23,921	23,734	62,952	66,158	(6,884)	(5,497)	79,989	84,395

Redeemable noncontrolling interest	51	82					51	82

Stockholders’ Equity
Total Deere & Company stockholders’ equity	25,950	22,836	7,069	7,454	(7,069)	(7,454)	25,950	22,836	[10]
Noncontrolling interests	6	7					6	7
Financial Services’ equity	(7,069)	(7,454)			7,069	7,454			[10]
Adjusted total stockholders’ equity	18,887	15,389	7,069	7,454			25,956	22,843
Total Liabilities and Stockholders’ Equity	$42,859	$39,205	$70,021	$73,612	$(6,884)	$(5,497)	$105,996	$107,320

6 Elimination of receivables / payables between equipment operations and Financial Services.

7 Primarily reclassification of sales incentive accruals on receivables sold to Financial Services.

8 Reclassification of net pension assets / liabilities.

9 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

10 Elimination of Financial Services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Years Ended November 2, 2025 and October 27, 2024

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2025	2024	2025	2024	2025	2024	2025	2024
Cash Flows from Operating Activities
Net income	$4,108	$6,392	$890	$696			$4,998	$7,088
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	18	14	278	296			296	310
Depreciation and amortization	1,280	1,220	1,082	1,040	$(133)	$(142)	2,229	2,118	[11]
Impairments and other adjustments	73	28	(32)	97			41	125
Share-based compensation expense					151	208	151	208	[12]
Distributed earnings of Financial Services	1,368	250			(1,368)	(250)			[13]
Provision (credit) for deferred income taxes	(369)	(97)	81	(197)			(288)	(294)
Changes in assets and liabilities:
Receivables related to sales	(91)	(13)			1,175	434	1,084	421	[14,16]
Inventories	(138)	1,011			(137)	(223)	(275)	788	[15]
Accounts payable and accrued expenses	(617)	(1,429)	109	277	257	112	(251)	(1,040)	[16]
Accrued income taxes payable/receivable	(112)	(218)	(24)	95			(136)	(123)
Retirement benefits	(814)	(215)	(51)	(12)			(865)	(227)
Other	394	(38)	147	40	(66)	(145)	475	(143)	[11,12,15]
Net cash provided by operating activities	5,100	6,905	2,480	2,332	(121)	(6)	7,459	9,231

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			27,037	26,029	(557)	(867)	26,480	25,162	[14]
Proceeds from maturities and sales of marketable securities	46	99	440	733			486	832
Proceeds from sales of equipment on operating leases			1,917	1,929			1,917	1,929
Cost of receivables acquired (excluding receivables related to sales)			(26,623)	(29,152)	283	336	(26,340)	(28,816)	[14]
Acquisitions of businesses, net of cash acquired	(101)						(101)
Purchases of marketable securities	(125)	(209)	(578)	(846)			(703)	(1,055)
Purchases of property and equipment	(1,358)	(1,636)	(2)	(4)			(1,360)	(1,640)
Cost of equipment on operating leases acquired			(3,053)	(3,464)	185	302	(2,868)	(3,162)	[15]
Decrease (increase) in investment in Financial Services	(10)	4			10	(4)			[17]
Decrease in trade and wholesale receivables			1,161	21	(1,161)	(21)			[14]
Collections of receivables from unconsolidated affiliates	190		317				507
Loans to unconsolidated affiliates			(109)				(109)
Collateral on derivatives – net	(1)		183	413			182	413
Other	(90)	(125)	(61)	(8)	3	6	(148)	(127)
Net cash provided by (used for) investing activities	(1,449)	(1,867)	629	(4,349)	(1,237)	(248)	(2,057)	(6,464)

Cash Flows from Financing Activities
Net proceeds (payments) in short-term borrowings (original maturities three months or less)	144	28	(2,683)	(1,884)			(2,539)	(1,856)
Change in intercompany receivables/payables	(1,695)	1,459	1,695	(1,459)
Proceeds from borrowings issued (original maturities greater than three months)	2,369	159	10,792	17,937			13,161	18,096
Payments of borrowings (original maturities greater than three months)	(923)	(1,123)	(11,341)	(12,109)			(12,264)	(13,232)
Repurchases of common stock	(1,138)	(4,007)					(1,138)	(4,007)
Capital investment from (returned to) Equipment Operations			10	(4)	(10)	4			[17]
Dividends paid	(1,720)	(1,605)	(1,368)	(250)	1,368	250	(1,720)	(1,605)	[13]
Other	(53)	(46)	(26)	(67)			(79)	(113)
Net cash provided by (used for) financing activities	(3,016)	(5,135)	(2,921)	2,164	1,358	254	(4,579)	(2,717)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	86	(15)	(9)	(22)			77	(37)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	721	(112)	179	125			900	13
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	5,643	5,755	1,990	1,865			7,633	7,620
Cash, Cash Equivalents, and Restricted Cash at End of Year	$6,364	$5,643	$2,169	$1,990			$8,533	$7,633

11 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

12 Reclassification of share-based compensation expense.

13 Elimination of dividends from Financial Services to the equipment operations, which are included in the equipment operations operating activities.

14 Primarily reclassification of receivables related to the sale of equipment.

15 Reclassification of direct lease agreements with retail customers.

16 Reclassification of sales incentive accruals on receivables sold to Financial Services.

17 Elimination of change in investment from equipment operations to Financial Services.